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                                                                    Exhibit 23.1

                         CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXX) and Post-Effective Amendment
No. 2 to the Registration Statement (No. 333-3580) and related Prospectuses of Capital One Financial Corporation pertaining to the registration of Debt Securities, Preferred Stock (including Depositary Shares) and Common Stock of Capital One Financial Corporation and to the incorporation by reference therein of our report dated January 15, 1998, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

                                                Ernst & Young LLP

Washington, D.C.
July 6, 1998